EXHIBIT 5.1

                                 LAW OFFICES OF

                           PILLSBURY MADISON & SUTRO LLP
LOS ANGELES                    POST OFFICE BOX 7880               MENLO PARK
NEW YORK                  SAN FRANCISCO, CALIFORNIA 94120         ORANGE COUNTY
SACRAMENTO                   TELEPHONE (415) 983-1000             SAN DIEGO
SAN FRANCISCO                TELECOPIER (415) 983-1200            SAN JOSE
WASHINGTON, D.C.                                                  HONG KONG
TOKYO


                              March 21, 1997


Paradigm Technology, Inc.
694 Tasman Drive
Milpitas, CA 95035


     Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

     We are acting as counsel for Paradigm Technology, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 3,984,300 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such 3,984,300 shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

     We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                             Very truly yours,

                                             PILLSBURY MADISON & SUTRO LLP